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                                    APPENDIX

                               REVOCABLE PROXY

 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED FEDERAL SAVINGS BANK FOR THE RECONVENED SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 16,
                                     1998

The undersigned shareholder of United Federal Savings Bank ("United Federal") hereby constitutes and appoints John A. Barker and Robert C. White, or any of them, as attorneys-in-fact and proxies, with full power and substitution to represent and vote as directed below, all shares of the common stock of United Federal held of record by the undersigned on July 27, 1998, at the reconvened Special Meeting of Shareholders of United Federal to be held on Wednesday, September 16, 1998 at 2:00 p.m., local time, at The Carlton House, 215 North Church Street, Rocky Mount, North Carolina, and at any adjournments thereof (the "Special Meeting").

1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Agreement and Plan of Reorganization and Merger dated as of March 4, 1998 as amended as of August 7, 1998 and September 1, 1998 and the related Plan of Merger (collectively, the "Amended Agreement"), by and among United Federal, Triangle Bank and Triangle Bancorp, Inc. ("Triangle"), and to approve the transactions contemplated therein, pursuant to which, among other matters, (i) at the effective time, United Federal will merge with and into Triangle Bank or a wholly-owned interim bank subsidiary of Triangle (the "Merger"), and (ii) each share of common stock of United Federal outstanding immediately prior to the Merger will be converted into 1.098 shares of the common stock, no par value, of Triangle.

      [  ]   FOR               [   ]  AGAINST            [  ]  ABSTAIN


2. OTHER BUSINESS. To vote the shares of United Federal common stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereof in accordance with their best judgment.

EVEN IF YOU ALREADY VOTED USING A WHITE PROXY CARD, PLEASE VOTE, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

                           (continued from other side)

      THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF UNITED FEDERAL A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


                              By signing this proxy, the undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement/Prospectus each dated August 7, 1998, and the Proxy Statement/Prospectus Supplement dated September 1, 1998.


                              Dated: _______________________________, 1998



                              ---------------------------------------------
                              Signature of Owner of Shares



                              ---------------------------------------------
                              Signature of Joint Owner of Shares (if any)


                              Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the authorized capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU HAVE ALREADY VOTED USING A WHITE PROXY CARD AND WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.